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                 AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES


                                                                      EXHIBIT 21
                             LISTING OF SUBSIDIARIES


Subsidiaries of the Company and the jurisdiction in which each company was incorporated are listed below. Unless otherwise indicated parenthetically, 100% of the voting securities of each subsidiary are owned by the Company. All companies indicated with an asterisk (*) are subsidiaries of AMVAC. All of the following subsidiaries are included in the Company's consolidated financial statements:

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

                      AMVAC Chemical Corporation                                        California

                      GemChem, Inc.                                                     California

                      2110 Davie Corporation                                            California
                          (formerly ABSCO Distributing)

                      AMVAC Chemical UK Ltd.*                                           Surrey, England

                      Agroservicios Amvac, SA de CV                                     Mexico

                      Quimica Amvac de Mexico SA de CV                                  Mexico

                      Environmental Mediation, Inc. (51%)                               California

                      Calhart Corporation                                               California

                      Manufacturers Mirror & Glass
                       Co., Inc.                                                        California

                      Todagco (80%)*                                                    California

                      American Vanguard Corporation
                       of Imperial Valley (90%)*                                        California

                      AMVAC Ag-Chem*                                                    California

                      AMVAC Chemical Corporation-Nevada*                                Nevada

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